BERKSHIRE INCOME REALTY ANNOUNCES SECOND QUARTER FFO OF $2,090,398

BOSTON, MASSACHUSETTS — — August 13, 2004 — — Berkshire Income Realty, Inc. (AMEX: “BIR_pa”, “BIRPRA”, “BIR-A”, “BIR.PR.A”) (“Berkshire” or the “Company”) today released its results for the quarter ended June 30, 2004. Financial highlights for the quarter include:

o	The Company’s funds from operations for the three months and six months ended June 30, 2004 were $2,090,398 and $3,483,495, respectively.

o	For the three and six months ended June 30, 2004, Berkshire reported a net income, before depreciation, of $1,871,355 and $3,515,146, respectively. For the comparable periods in 2003, Berkshire and the Berkshire Income Realty Predecessor Group reported net income, before depreciation, of $2,808,752 and $4,636,954, respectively. Because the Company did not have any operations until the quarter ended June 30, 2003, the discussion in this press release of operating activities prior to April 1, 2003 refers to the operations and activities of the Berkshire Income Realty Predecessor Group, the Company’s predecessor entities for accounting purposes. As described in the Company’s Form 10K for the year ended December 31, 2003 filed on March 30, 2004, the Berkshire Income Realty Predecessor Group contributed to the Company the initial properties that comprise a portion of the Company’s current operations.

President and CFO, David Quade comments, “The Company’s results continue to be in line with expectations. We have a substantial amount of capital, which is available for investment, and once deployed we expect our financial results will continue to improve. We are continually evaluating real estate investment opportunities and expect to add substantially to our portfolio by the end of the year.”

o	Effective May 1, 2004, the Company consummated the previously announced joint venture relationship with an unrelated third party whereby each of the parties to the agreement will participate, on a pro rata basis, in the economic benefits of The Berkshires at Marina Mile multifamily apartment community, in Fort Lauderdale, Florida.

David Quade previously commented, “We are very excited about this joint venture relationship. The economics of the venture are positive for the Company and it establishes a new relationship that we hope to grow in the future.”

o	On July 30, 2004, the Company announced that it would pay its regular quarterly cash dividend of $0.5625 on each share (aggregate quarterly dividend of $1,675,000) of its 9% Series A Cumulative Redeemable Preferred Stock (the “Preferred Shares”) on August 15, 2004 to shareholders of record as of August 10, 2004. The regular cash dividend payable on the Preferred Shares is payable on February 15, May 15, August 15 and November 15 of each year.

Funds From Operations

The Company has adopted the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Management considers Funds from Operations (“FFO”) to be an appropriate measure of performance of an equity real estate investment trust (“REIT”). We calculate FFO by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties and real estate related depreciation and amortization. Management believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with net income (loss) as presented in the financial statements included elsewhere herein. Management considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

The Company’s calculation of FFO may not be directly comparable to FFO reported by other REITs or similar real estate companies that have not adopted the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income (loss) and considered in addition to cash flows in accordance with GAAP, as presented in our financial statements contained elsewhere herein.

The following table presents a reconciliation of net income (loss) to Funds from Operations for the three and six months ended June 30, 2004 and 2003:

	Three Months ended June 30,		Six Months ended June 30,
	2004	2003	2004	2003

Net Income (loss)	$ (868,233)	$ 626,773	$(1,927,823)	$1,001,754
Add:
Depreciation of real property	2,384,985	1,848,362	4,383,035	2,955,682
Minority interest in Operating Partnership	488,050	-	488,050	-
Amortization of acquired in-place leases
and tenant relationships	318,300	-	772,937	-
Less:
Gain on transfer of property to Multifamily Joint Venture	(232,704)	-	(232,704)	-

Funds from Operations	$ 2,090,398	$2,475,135	$ 3,483,495	$3,957,436

Net income for the three and six months ended June 30, 2004 includes certain items of a variable nature. The Company’s equity in income of the mortgage funds includes certain components that may vary from period to period. During the three and six months ended June 30, 2004, equity in income of Mortgage Funds included approximately $332,150 and $435,357, respectively, related to the amortization of discounts associated with the acquisition of the interests in the Mortgage Funds. The pace at which future amortization is recognized is generally tied to the payoff of the various underlying mortgage assets and as such may be slower in future periods. Thus, past FFO may not be indicative of future FFO results.

Forward Looking Statements

With the exception of the historical information contained in the release, the matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectation. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative/regulatory changes (including changes to laws governing the taxation of REITs, availability of capita, interest rates and interest rate spreads, changes in generally accepted accounting principles and guidelines applicable to REITs, those set forth in Part I, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2003 and other risks and uncertainties as may be detailed from time to time in the Company’s public announcements and SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

BERKSHIRE INCOME REALTY, INC.
(FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2004	December 31, 2003

ASSETS
Multi-family apartment communities, net of accumulated depreciation of
$107,768,538 and $102,609,721, respectively	$ 154,495,069	$ 145,222,916
Cash and cash equivalents	29,176,847	42,145,947
Available for sale securities, at fair value	18,563,674	18,488,414
Cash restricted for tenant security deposits	857,409	856,498
Replacement reserve escrow	378,469	318,708
Prepaid expenses and other assets	4,665,745	5,113,200
Investment in Mortgage Funds	19,808,175	24,046,908
Investment in Multifamily Joint Venture	2,222,698	-
Acquired in place leases and tenant relationships, net of accumulated
amortization of $891,752 and $212,200, respectively	587,722	1,061,004
Deferred expenses, net of accumulated amortization of $467,264 and
$323,067 respectively	1,511,739	1,621,498

Total assets	$ 232,267,547	$ 238,875,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$ 183,283,695	$ 184,471,204
Due to affiliates	1,147,378	1,318,755
Dividends and distributions payable	1,087,607	1,087,593
Accrued expenses and other liabilities	3,203,433	3,268,859
Tenant security deposits	1,064,074	971,363

Total liabilities	189,786,187	191,117,774

Commitments and Contingencies	-	-

Minority interests	-	-

Stockholders' equity:
Series A 9% Cumulative Redeemable Preferred Stock, no par
value, $25 stated value, 5,000,000 shares authorized, 2,978,110 shares
issued and outstanding at June 30, 2004 and December 31, 2003	70,210,830	70,210,830
Class A common stock, $.01 par value, 5,000,000 shares authorized; 0
shares issued and outstanding at June 30, 2004 and December 31, 2003	-	-
Class B common stock, $.01 par value, 5,000,000 shares authorized;
1,283,313 shares issued and outstanding at June 30, 2004 and December 31, 2003	12,833	12,833
Excess stock, $.01 par value, 15,000,000 shares authorized, 0 shares
issued and outstanding at June 30, 2004 and December 31, 2003	-	-
Accumulated deficit	(27,742,303)	(22,452,115)
Accumulated other comprehensive loss	-	(14,229)

Total stockholders' equity	42,481,360	47,757,319

Total liabilities and stockholders' equity	$ 232,267,547	$ 238,875,093

BERKSHIRE INCOME REALTY, INC.
(FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended June 30,		Six months ended June 30,

	2004	2003	2004	2003

Revenue:
Rental	$ 9,056,202	$ 7,081,371	$ 17,888,767	$ 13,689,245
Interest	234,194	34,680	486,012	66,716
Utility reimbursement	127,653	98,208	263,387	207,304
Other	353,366	308,461	696,363	552,337

Total revenue	9,771,415	7,522,720	19,334,529	14,515,602

Expenses:
Operating	2,305,189	1,653,138	4,762,301	3,274,982
Maintenance	724,965	597,868	1,319,651	1,069,092
Real estate taxes	1,077,124	610,305	2,150,806	1,174,049
General and administrative	369,065	525,193	718,199	672,888
Management fees	653,862	675,869	1,275,356	1,108,294
Depreciation	2,739,588	2,181,979	5,442,969	3,635,200
Loss on extinguishment of debt	-	252,000	-	252,000
Organizational costs	-	213,000	-	213,000
Interest	2,754,441	1,822,178	5,454,244	3,749,926
Loss on sale of securities	163,630	-	163,630	-
Amortization of acquired in-place
leases and tenant relationships	318,300	-	772,937	-

Total expenses	11,106,164	8,531,530	22,060,093	15,149,431

Other revenues:
Gain on transfer of property to Multifamily Joint Venture	232,704	-	232,704	-

Loss before minority interest in properties, equity in loss of
Multifamily Joint Venture, equity in income of Mortgage Funds,
minority common interest in Operating Partnership	(1,102,045)	(1,008,810)	(2,492,860)	(633,829)

Minority interest in properties	(62,868)	(94,203)	(108,810)	(94,203)

Equity in loss of Multifamily Joint Venture	(102,674)	-	(102,674)	-

Equity in income of Mortgage Funds	887,404	1,729,786	1,264,571	1,729,786

Minority common interest in Operating Partnership	(488,050)	-	(488,050)	-

Net income (loss)	$ (868,233)	$ 626,773	$(1,927,823)	$ 1,001,754

Preferred dividend	(1,675,202)	(1,600,886)	(3,350,415)	(1,600,886)

Net loss available to common shareholders	$(2,543,435)	$ (974,113)	$(5,278,238)	$ (599,132)

Basic and diluted earnings per share data:
Net loss per common share	$ (1.98)	$ (0.80)	$ (4.11)	$ (0.98)

Weighted average number of common shares
outstanding, basic and diluted	1,283,313	1,214,106	1,283,313	610,457